UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2014

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 19, 2014, InfoSpace LLC (“InfoSpace”), a subsidiary of Blucora, Inc. (“Blucora”), entered into the Google Services Agreement (the “GSA”) with Google, Inc. (“Google”). The term of the GSA begins on April 1, 2014 and runs to March 31, 2017, and accordingly it will replace the current Amended and Restated Google Services Agreement (as amended, the “Prior Agreement”) between InfoSpace and Google, when the Prior Agreement expires in accordance with its terms on March 31, 2014. In addition, the term of the GSA may be extended until March 31, 2018 upon the mutual agreement of the parties.

Under the terms the GSA, InfoSpace can display search results and advertisements from Google on InfoSpace’s owned and operated search websites and provide Google search results and advertisements to the websites in InfoSpace’s distribution network. Google pays InfoSpace a percentage of the revenue collected by Google as a result of Internet users clicking on advertisements provided by Google and displayed by InfoSpace and its distribution partners.

In general, the material terms of the Prior Agreement and the GSA are similar. However, beginning on April 1, 2014, InfoSpace will no longer display ads provided by Google’s AdSense for Search for search traffic that originates from mobile and tablet devices. For this mobile and tablet traffic, InfoSpace instead intends to display mobile advertisements from other sources, including Yahoo!’s ad network. While the impact of this change is limited to a relatively small subset of our current search business and may be partially offset by the alternative advertising sources, we expect this change will result in slowing of InfoSpace’s search business revenue growth rate and, if we are unsuccessful or limited in our ability to transition our search services to provide value to mobile and tablet end-users, this change may result in a longer term negative impact on InfoSpace’s search business.

InfoSpace will continue to display ads provided by Google’s AdSense for Search for search traffic that originates from desktops and laptops. This traffic constituted approximately 85% of the revenue generated by InfoSpace’s search business in the fourth quarter of fiscal 2013, and the revenue share percentages that determine the payments that InfoSpace receives from Google for this traffic remain unchanged from the Prior Agreement.

The other changes in the GSA consist of revisions to Google’s form of service agreement, minor changes to the legal terms of the Agreement, and updates to reflect changes in the relationship since the Prior Agreement was signed in 2005. These other changes are not expected to materially affect InfoSpace’s operations or financial results.

The foregoing description is a summary, does not purport to be a complete description of the GSA, and is qualified in its entirety by reference to the GSA, a copy of which will be attached as an exhibit to Blucora’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2014.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The impact of the changes to the operations of InfoSpace’s search business caused by new and changed provisions in the GSA are currently unknown. The forward-looking statements above are based on assumptions regarding matters that include, but are not limited to: the operational impact of these new and changed provisions, the continuation of current business trends, the ability of InfoSpace and its partners to comply with Google policies and requirements, and the likely future types and sources of traffic for InfoSpace’s search business. However, if those assumptions are incorrect, the new and changed provisions in the GSA may have a material negative impact on the operations and financial results of Blucora. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. Blucora undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 20, 2014, Blucora announced its financial results for the quarter and year ended December 31, 2013. Copies of the press release and a supplemental investor presentation are furnished to, but not filed with, the Commission as Exhibits 99.1 and 99.2 hereto.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press release dated February 20, 2014

99.2 Investor presentation dated February 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2014

BLUCORA, INC.

By:	/s/ Eric M. Emans
Eric M. Emans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release dated February 20, 2014

99.2	Investor presentation dated February 20, 2014